Exhibit 99.1

Bankrate Reports First Quarter 2017 Financial Results

NEW YORK, NY – May 4, 2017 – Bankrate, Inc. (NYSE: RATE) today reported financial results for the quarter ended March 31, 2017.

Summary Financial Results:

In millions, except per share data	Q1 2017	Q1 2016	% change

Total Revenue	$118.7	$93.5	27%

GAAP and Adjusted Net Income (loss)
GAAP (1)	(5.2)	0.3	NM
Adjusted (2)	14.9	10.8	37%

Diluted earnings (loss) per share (EPS)
GAAP (1)	(0.06)	0.00	NM
Adjusted (2)	0.17	0.12	43%

Total Adjusted EBITDA (2)	30.4	23.3	30%

(1)	GAAP Net Income and GAAP Diluted earnings (loss) per share (EPS) include $12.8 million of expense due to the change in value of contingent consideration associated with the acquisition of NextAdvisor
(2)

See reconciliation of GAAP to non-GAAP measures at the end of this press release; supplemental information can be found in the "Q1-17 Earnings Call Presentation" located in the "Investor Overview" section on http://investor.bankrate.com/.

Management Commentary:

“We are pleased to report another quarter of solid financial performance which confirms that our strategy is working,” said Kenneth S. Esterow, President and CEO of Bankrate, Inc.

Mr. Esterow continued, “Investors may recall that at the beginning of 2016 we made three commitments: to accelerate the growth of our leading Credit Cards marketplace, to return our Banking segment to both top and bottom line growth and to ramp Caring.com’s network of senior living communities.  We once again delivered against these commitments in the first quarter.

“Our Credit Cards segment grew revenue 35% in the quarter. We continued to grow Credit Cards segment consumer inquiry volume and revenue, even excluding the benefit of NextAdvisor.  In Banking, we continued the shift towards a performance marketing platform and for a second consecutive quarter our progress was notable.  Banking segment revenue and Adjusted EBITDA grew 18% and 70%, respectively.  Banking produced a seventh consecutive quarter of year over year mortgage revenue growth despite a decrease in overall mortgage originations in the U.S., and for the first time in over two years grew revenue from deposit products year over year. Finally, Caring.com’s network of senior living communities now exceeds 7,500, its most ever.”

First Quarter 2017 RATE Highlights:

•	Total first quarter revenue of $118.7 million, up 27% versus first quarter of 2016.
•	First quarter GAAP Net Loss of $5.2 million, representing a loss per share of $0.06.
•	First quarter Adjusted EBITDA of $30.4 million, up 30% versus first quarter of 2016.

First Quarter 2017 Segment Highlights:

Credit Cards Segment:

•	First quarter segment revenue of $85.5 million and Adjusted EBITDA of $29.0 million; year over year increases of 35% and 12%, respectively.
•

Segment consumer inquiry revenue of $71.9 million; a year over year increase of 59%. On a pro forma basis, including the results of NextAdvisor in the prior year quarter, segment consumer inquiry revenue increased 20%.

•	Launched a redesigned site for The Points Guy, which helped to drive record users in April, up 78% year over year.

Banking Segment:

•	First quarter segment revenue of $29.8 million and Adjusted EBITDA of $8.9 million; year over year increases of 18% and 70%, respectively.
•	Launched a redesigned Bankrate.com site driving increased user engagement and a 22% increase in rate table revenue per homepage visit.
•	Mortgage consumer inquiry revenue increased 16% versus first quarter of 2016, the seventh consecutive quarter of year over year growth.
•	Deposits consumer inquiry revenue increased 35% versus first quarter of 2016, increasing year over year for the first time in more than two years.

Senior Care Segment:

•	First quarter segment revenue of $5.8 million and an Adjusted EBITDA loss of $1.2 million; year over year decreases of 6% and $0.7 million, respectively.
•	Continued to grow in-home care business with revenue up 23% sequentially from the fourth quarter of 2016.

Business Outlook for the Second Quarter and Full Year 2017:

Bankrate, Inc. guidance for the second quarter ending June 30, 2017:

•	Revenue is expected to be in the range of $115 million to $119 million.
•	Adjusted EBITDA is expected to be in the range of $24 million to $26 million.

Bankrate, Inc. guidance for the full year ending December 31, 2017 remains unchanged:

•	Revenue is expected to be in the range of $500 million to $515 million.
•	Adjusted EBITDA is expected to be in the range of $122 million to $129 million.

May 4, 2017 at 5:00 p.m. Eastern Time - Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please dial: (877) 809-9810 and enter the passcode 13596185.  International callers should dial: (330) 863-3286 and enter the passcode 13596185.  Please access the call at least 10 minutes prior to the time the conference is set to begin. A webcast of this call can be accessed at Bankrate’s website: http://investor.bankrate.com/.

First Quarter 2017 Earnings Call Presentation:

Supplemental information including segment metrics and non-GAAP information can be found in the "Q1-17 Earnings Call Presentation" located in the "Investor Overview" section on http://investor.bankrate.com/.

Replay Information:

A replay of the conference call will be available beginning May 4, 2017 at 8:00 p.m. ET / 5:00 p.m. PT through May 11, 2017 at 8:00 p.m. ET / 5:00 p.m. PT.  To listen to the replay, call (855) 859-2056 and enter the passcode: 13596185.  International callers should dial (404) 537-3406 and enter the passcode: 13596185.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future.  Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results.  In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the financial tables below.

Management defines “Adjusted EBITDA” as income from continuing operations before depreciation and amortization; interest; income taxes; changes in fair value of contingent acquisition consideration; stock-based compensation and other items such as loss on extinguishment of debt, legal settlements, acquisition, disposition and related expenses; restructuring charges; any impairment charges; NextAdvisor contingent deferred compensation for the acquisition; costs related to the Restatement, the Internal Review, the SEC and DOJ investigations and related litigation and indemnification obligations; purchase accounting adjustments; and our operations in China as we are winding down and ceasing those operations. The Company’s presentation of Adjusted EBITDA, a non-GAAP measure, may not be comparable to similarly titled measures used by other companies.

With respect to Bankrate’s business outlook for the second quarter and full year 2017, a reconciliation of net income to Adjusted EBITDA is not provided because the Company cannot, without unreasonable effort, estimate or predict with reasonable certainty various components of net income, including acquisition or disposition related costs, changes in fair value in contingent acquisition consideration, discrete tax items, and expenses related to governmental investigations and related litigation and indemnification obligations, which components could significantly impact that financial measure.

About Bankrate, Inc.

Bankrate (NYSE: RATE) is a leading online publisher, aggregator, and distributor of personal finance content.  The Company’s vision is to help consumers Maximize Your Money™ when they borrow, save or invest. With this in mind, RATE aggregates large scale audiences of in-market consumers by providing them with proprietary, fully researched, comprehensive, independent and objective personal finance and related editorial content across multiple vertical categories including credit cards, mortgages, deposits, senior care and other categories, such as personal and auto loans retirement, and taxes.  RATE’s flagship sites CreditCards.com,  Bankrate.com, and Caring.com are leading destinations in each of their respective verticals and connect their vast audiences with financial service and senior care providers and other contextually relevant advertisers. RATE also owns and operates a number of specialist sites, apps and social platforms, including NextAdvisor.com,  The Points Guy,  Interest.com,  Quizzle.com and Walla.by.  Bankrate also develops and provides content, tools, web services and co-branded websites to over 100 online partners, including Yahoo!, CNBC and MarketWatch. In addition, Bankrate licenses editorial content to leading news organizations such as The Wall Street Journal and The New York Times.

Cautionary Statement Regarding Forward Looking Statements

Certain matters included in this press release may be “forward-looking statements” which involve risks and uncertainties.  Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team.  Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, our strategy and profitability.  Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.  We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions.  While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known or unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results.  Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:  the willingness or interest of banks, credit card issuers, lenders, brokers, senior care providers and other advertisers in the business verticals in which we operate to advertise on our websites or mobile applications, or purchase our leads, clicks, calls and referrals; changes in application approval rates by our credit card issuer customers; increased competition and its effect on our website traffic, click-through rates, advertising rates, margins, and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites and our ability to diversify the sources from which we obtain visitor traffic to our websites and mobile applications, including without limitation through use of social media channels; changes in the way that search engines display paid and organic search results and the impact of those changes on the number of consumers that visit our online network; the cost of driving consumers to our online network, including without limitation our ability to generate traffic profitably through online marketing channels and branding efforts; our dependence on traffic from our partners to produce a significant portion of the Company’s revenue and our ability to establish and maintain distribution arrangements; the willingness of consumers to accept the Internet and our online network as a medium for obtaining information on financial products or senior care; shift of visitors from desktop to mobile and mobile app environments; the rate of conversion of consumers’ visits to our websites or mobile applications into senior care referrals and the rate at which those referrals result in move-ins with our senior care customers; the number of consumers seeking information about the financial and senior care products we have on our websites or mobile applications; our ability to successfully execute on our strategies, and the effectiveness of our strategies and investments in our business, including without limitation whether they result in increased revenue or profitability; risks relating to the defense or litigation of lawsuits; the timing and outcome of, including potential expense associated with, and the potential impact on our business and stock price of any announcements regarding, the United States Department of Justice investigation; the timing and outcome of, including potential expense associated with, and the potential impact on our business and stock price of any announcements regarding, the Consumer Financial Protection Bureau investigation; the costs of indemnification obligations to current and former directors, officers and employees; any delay or failure to collect the deferred portion of the purchase price due to us in connection with the sale of the Company’s Insurance business in December 2015; our ability to anticipate and manage cybersecurity risk and data security risk and to mitigate or resolve issues that may arise; the effects of any security breach, data breach or cyberattack on our systems, websites or mobile applications, or on our reputation, and the impact of any notification costs or other liability arising from any security breach, data breach or cyberattack on our business; technological changes and our ability to adapt to new or evolving technologies that affect our business environment or operations; our ability to maintain effective disclosure controls and procedures and internal control over financial reporting; our ability to manage traffic on our websites or mobile applications, and service interruptions; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to obtain additional debt or equity financing or to refinance our existing debt; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and businesses that we may acquire in the future; the effect of unexpected liabilities we assume (whether intentional or not) from our acquisitions; our ability to attract and retain executive officers and personnel; any failure or refusal by our insurance providers to provide coverage under our insurance policies; our ability to protect our intellectual property; the effects of potential liability for content on our websites or mobile applications; the effect of our operations in the United Kingdom and possible expansion to other international markets, in which we may have limited experience, and our ability to successfully execute on our business strategies in international markets; risks associated with the wind down of our operations in China; the strength of the U.S. economy in general and the financial services industry in particular; changes in monetary and fiscal policies of the U.S. government and interest rate volatility; review of our business and operations by regulatory or other governmental authorities; changes in laws and regulations or interpretations of laws and regulations, other changes in the legal and regulatory environment, and the impact of such changes on the operation of our business; any impairment to our goodwill and/or intangible assets, including without limitation further impairment of the goodwill of our Banking or Senior Care reporting units; changes in accounting principles, policies, practices or guidelines; and our ability to manage the risks involved in the foregoing. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including without limitation the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as updated in our Quarterly Reports on Form 10-Q.  These documents are or will be available on the SEC’s website at www.sec.gov.  Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  We undertake no obligation to publicly update or revise any forward-

looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

-Financial Statements Follow-

###

For more information contact:

Ken Stelzer

Treasurer

Ken.Stelzer@Bankrate.com

(917) 438-9558

Bankrate, Inc. and Subsidiaries

Condensed Balance Sheet

(Unaudited)

(In thousands, except share and per share data)

	March 31,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$183,315	$176,680
Accounts receivable, net of allowance for doubtful accounts of
$417 and $190, respectively	50,675	52,211
Prepaid expenses and other current assets	45,153	42,041
Total current assets	279,143	270,932
Furniture, fixtures and equipment, net of accumulated depreciation of
$18,327 and $19,514, respectively	17,719	15,440
Intangible assets, net of accumulated amortization of
$211,566 and $202,331, respectively	182,926	192,119
Goodwill	599,805	599,805
Other assets	4,794	5,564
Total assets	$1,084,387	$1,083,860
Liabilities and stockholders' equity
Liabilities
Accounts payable	$14,277	$11,191
Accrued expenses	20,492	27,887
Deferred revenue and customer deposits	938	1,369
Accrued interest payable	2,294	6,887
Other current liabilities	50,579	6,511
Total current liabilities	88,580	53,845
Deferred income taxes	5,181	5,118
Long term debt, net of unamortized discount	296,355	295,721
Other liabilities	8,836	39,798
Total liabilities	398,952	394,482
Commitments and contingencies
Stockholders' equity
Preferred stock, par value $.01 per share - 50,000,000 authorized, none issued	-	-
Common stock, par value $.01 per share -
300,000,000 shares authorized;
102,241,290 and 103,132,289 shares issued, respectively;
89,352,541 and 90,072,482 shares outstanding, respectively	1,023	1,032
Additional paid-in capital	902,920	903,177
Accumulated deficit	(76,727)	(71,119)
Less: Treasury stock, at cost - 12,888,749 and 13,059,807 shares, respectively	(141,115)	(142,983)
Accumulated other comprehensive loss	(666)	(729)
Total stockholders' equity	685,435	689,378
Total liabilities and stockholders' equity	$1,084,387	$1,083,860

Bankrate, Inc. and Subsidiaries

Condensed Statements of Income (Loss)

(Unaudited)

(In thousands, except share and per share data)

	Three months ended
	March 31,	March 31,
	2017	2016
Revenue	$118,659	$93,478

Costs and expenses:
Cost of revenue	63,194	47,310
Sales and marketing	5,226	4,895
Product development and technology	8,579	6,579
General and administrative	21,839	16,889
Legal settlements	-	(851)
Restructuring-related expenses	-	(34)
Changes in fair value of contingent acquisition consideration	12,847	(162)
Depreciation and amortization	10,542	9,627
Total costs and expenses	122,227	84,253
(Loss) income from operations	(3,568)	9,225

Interest expense	5,462	5,479
Interest income and other, net	(509)	(632)

(Loss) income before taxes	(8,521)	4,378
Income tax (benefit) expense	(3,274)	3,656
Net (loss) income from continuing operations	(5,247)	722
Net loss from discontinued operation, net of income taxes	-	(439)
Net (loss) income	$(5,247)	$283

Basic net (loss) income per share:
Continuing operations	$(0.06)	$0.01
Discontinued operation	-	(0.01)
Basic net (loss) income per share:	$(0.06)	$0.00

Diluted net (loss) income per share:
Continuing operations	$(0.06)	$0.01
Discontinued operation	-	(0.01)
Diluted net (loss) income per share	$(0.06)	$0.00

Net (loss) income	$(5,247)	$283
Other comprehensive income (loss), net of tax	63	(63)
Comprehensive (loss) income	$(5,184)	$220

Bankrate, Inc. and Subsidiaries

Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

	(Unaudited)
	Three months ended
	March 31,	March 31,
	2017	2016
Revenue	$118,659	$93,478

Adjusted EBITDA (1)	$30,417	$23,309
Adjusted EBITDA margin	25.6%	24.9%

Adjusted net income (2)	$14,881	$10,848
Adjusted EPS	$0.17	$0.12

Adjusted weighted average common shares outstanding (diluted):	89,695,176	93,440,754

(1) Adjusted EBITDA adds back interest and other expense; income tax (benefit) expense; depreciation and amortization; net income (loss) from discontinued operation; changes in fair value of contingent acquisition consideration; acquisition, disposition, offering and related expenses; restructuring charges; any impairment charge; Next Advisor contingent deferred compensation for the acquisition; costs related to the restatement, the internal review, the SEC and DOJ investigations and related litigation and indemnification obligations; purchase accounting adjustments; stock-based compensation; legal settlements; and the results of the operations in China as we are winding them down and ceasing the operations.

Reconciliation of Adjusted EBITDA
Net (loss) income	$(5,247)	$283
Interest expense, income and other, net	4,953	4,847
Income tax (benefit) expense	(3,274)	3,656
Depreciation and amortization	10,542	9,627
Earnings before interest, taxes, depreciation and amortization (EBITDA)	6,974	18,413
Net loss from discontinued operation, net of income taxes	-	439
Next Advisor contingent deferred compensation	2,976	-
Changes in fair value of contingent acquisition consideration	12,847	(162)
China operations	40	173
Restatement-related expenses	1,222	1,427
Stock-based compensation (3)	6,358	3,904
Legal settlements	-	(851)
Restructuring-related expenses	-	(34)
Adjusted EBITDA	$30,417	$23,309

(2) Adjusted net income adds back net income (loss) from discontinued operation; income tax (benefit) expense; non-recurring change in fair value of contingent acquisition consideration; acquisition, disposition, offering and related expenses; restructuring charges; any impairment charge; Next Advisor contingent deferred compensation for the acquisition; costs related to the restatement, the internal review, the SEC and DOJ investigations and related litigation and indemnification obligations; purchase accounting adjustments; stock-based compensation; legal settlements; amortization of intangible assets, debt original issue discount and deferred financing fees; and the results of the operations in China as we are winding them down and ceasing the operations.

Reconciliation of Adjusted net income
Net (loss) income	$(5,247)	$283
Net loss from discontinued operation, net of income taxes	-	439
Next Advisor contingent deferred compensation	2,976	-
Income tax (benefit) expense	(3,274)	3,656
Change in fair value of contingent acquisition consideration due to change in estimate (4)	12,393	(316)
China operations	40	173
Restatement-related expenses	1,222	1,427
Stock-based compensation (3)	6,358	3,904
Legal settlements	-	(851)
Amortization	9,928	9,068
Adjusted income before tax	24,396	17,783
Income tax (5)	9,514	6,935
Adjusted net income	$14,881	$10,848

(3) Stock-based compensation is recorded in the following line items:
Cost of revenue	$579	$428
Sales and marketing	325	476
Product development and technology	1,201	744
General and administrative	4,253	2,256
Total stock-based compensation expense	$6,358	$3,904

(4) Change in fair value of contingent acquisition consideration due to change in estimate represents changes in fair value attributable to changes in expected earnings of acquired businesses.
Reconciliation of change in fair value of contingent acquisition consideration
Change in fair value of contingent acquisition consideration	$12,847	$(162)
Less: Change in fair value due to passage of time	454	154
Change in fair value of contingent acquisition consideration due to change in estimate	$12,393	$(316)

(5) Assumes 39% income tax rate.